Exhibit 99.1

DREAMWORKS ANIMATION REPORTS
SECOND QUARTER 2014 FINANCIAL RESULTS
________________________________________________________________________

Glendale, California - July 29, 2014 - DreamWorks Animation SKG, Inc. (Nasdaq: DWA) today announced financial results for its second quarter ended June 30, 2014. For the quarter, the Company reported total revenue of $122.3 million, a net loss attributable to the Company of $15.4 million, or a loss of $0.18 per share.

“How to Train Your Dragon 2 is the ninth highest-grossing film of the year so far on a worldwide basis and it has yet to be released in several significant international territories,” said Jeffrey Katzenberg, Chief Executive Officer of DreamWorks Animation. “It will be a highly profitable film for the Company and DreamWorks Dragons will remain a very valuable franchise for many years to come.”

The feature film segment contributed revenue of $69.7 million and gross profit of $23.9 million to the second quarter.

How to Train Your Dragon 2, which was released theatrically on June 13, 2014, has reached $166 million at the domestic box office and $262 million at the international box office for a worldwide gross of $428 million to date. The film contributed feature film revenue of $2.6 million to the second quarter and remains in an un-recouped position with the Company’s primary distributor.

Mr. Peabody & Sherman contributed feature film revenue of $1.5 million to the second quarter and remains in an un-recouped position with the Company’s distributor.

Turbo contributed feature film revenue of $11 million to the second quarter, primarily from home entertainment and international pay television. The film reached an estimated 5.1 million home entertainment units sold worldwide through the end of the second quarter, net of actual and estimated future returns.

The Croods contributed feature film revenue of $25.5 million to the second quarter, primarily from international pay television. The film reached an estimated 7.4 million home entertainment units sold worldwide through the end of the second quarter, net of actual and estimated future returns.

Rise of the Guardians contributed feature film revenue of $2.0 million to the second quarter, primarily from home entertainment. The film reached an estimated 5.7 million home entertainment units sold worldwide through the end of the second quarter, net of actual and estimated future returns.

Library titles contributed feature film revenue of $27.1 million to the second quarter.

The Television segment contributed revenue of $20.0 million and gross profit of $1.2 million to the second quarter, primarily from Turbo F.A.S.T. on Netflix, Classic Media content and DreamWorks Dragons: Riders of Berk on Cartoon Network.

The Consumer Products segment contributed revenue of $18.5 million and gross profit of $7.3 million to the second quarter, mainly from the How to Train Your Dragon franchise.

The segment consisting of all other items contributed revenue of $14.1 million and gross profit of $2.3 million to the second quarter, primarily from AwesomenessTV.

The Company’s second quarter 2014 results were impacted by the reduction of the contingent consideration related to its prior acquisition of AwesomenessTV. The estimated fair value of the contingent consideration was reduced by $7.2 million to $91.8 million and resulted in a gain of $0.09 per share in the quarter.

Costs of revenue for the second quarter equaled $87.5 million. Selling, general and administrative expenses totaled $54.6 million, including $2.9 million of stock-based compensation expense.

The Company’s combined income tax expenses for the second quarter was approximately $900 thousand. The Company’s combined effective tax rate, its actual tax rate coupled with the effect of a tax sharing agreement with a former stockholder, was approximately negative 6% for the second quarter.

The Company’s third quarter 2014 results are expected to be driven primarily by its feature film segment, including How to Train Your Dragon’s continued performance at the worldwide box office.

Items related to the earnings press release for the second quarter of 2014 will be discussed in more detail on the Company’s earnings conference call later today.

Conference Call Information
DreamWorks Animation will host a conference call and webcast to discuss the results on Tuesday, July 29, 2014, at 4:30 p.m. (ET). Investors can access the call by dialing (800) 230-1074 in the U.S. and (612) 234-9960 internationally and identifying "DreamWorks Animation Earnings" to the operator. The call will also be available via live webcast at ir.dreamworksanimation.com.

A replay of the conference call will be available shortly after the call ends on Tuesday, July 29, 2014. To access the replay, dial (800) 475-6701 in the U.S. and (320) 365-3844 internationally and enter 329950 as the conference ID number. Both the earnings release and archived webcast will be available on the Company's website at ir.dreamworksanimation.com.

About DreamWorks Animation
DreamWorks Animation creates high-quality entertainment, including CG animated feature films, television specials and series and live entertainment properties, meant for audiences around the world. The Company has world-class creative talent, a strong and experienced management team and advanced filmmaking technology and techniques. DreamWorks Animation has been named one of the “100 Best Companies to Work For” by FORTUNE® Magazine for five consecutive years. In 2013, DreamWorks Animation ranks #12 on the list. All of DreamWorks Animation’s feature films are produced in 3D. The Company has theatrically released a total of 29 animated feature films, including the franchise properties of Shrek, Madagascar, Kung Fu Panda, How to Train Your Dragon, Puss In Boots and The Croods.

Contact:
Shannon Olivas
DreamWorks Animation Investor Relations
(818) 695-3658
shannon.olivas@dreamworks.com

dwa-e

Caution Concerning Forward-Looking Statements
This document includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company’s plans, prospects, strategies, proposals and our beliefs and expectations concerning performance of our current and future releases and anticipated talent, directors and storyline for our upcoming films and other projects, constitute forward-looking statements. These statements are based on current expectations, estimates, forecasts and projections about the industry in which we operate and management's beliefs and assumptions. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions which are difficult to predict. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive, technological and/or regulatory factors, and other risks and uncertainties affecting the operation of the business of DreamWorks Animation SKG, Inc. These risks and uncertainties include: audience acceptance of our films, our dependence on the success of a limited number of releases each year, the increasing cost of producing and marketing feature films, piracy of motion pictures, the effect of rapid technological change or alternative forms of entertainment and our need to protect our proprietary technology and enhance or develop new technology. In addition, due to the uncertainties and risks involved in the development and production of animated feature projects, the release dates for the projects described in this document may be delayed. For a further list and description of such risks and uncertainties, see the reports filed by us with the Securities and Exchange Commission, including our most recent annual report on Form 10-K and our most recent quarterly reports on Form 10-Q. DreamWorks Animation is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

DREAMWORKS ANIMATION SKG, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30, 2014	December 31, 2013
	(in thousands, except par value and share amounts)
Assets
Cash and cash equivalents	$32,196	$95,467
Trade accounts receivable, net of allowance for doubtful accounts	146,991	130,744
Receivables from distributors, net of allowance for doubtful accounts	212,669	283,226
Film and other inventory costs, net	979,919	943,486
Prepaid expenses	22,133	20,555
Other assets	31,940	23,385
Investments in unconsolidated entities	49,300	38,542
Property, plant and equipment, net of accumulated depreciation and amortization	184,200	186,670
Deferred taxes, net	250,265	221,920
Intangible assets, net of accumulated amortization	197,438	150,511
Goodwill	189,667	179,722
Total assets	$2,296,718	$2,274,228
Liabilities and Equity
Liabilities:
Accounts payable	$4,899	$5,807
Accrued liabilities	232,317	263,668
Payable to former stockholder	261,694	262,309
Deferred revenue and other advances	35,082	36,425
Revolving credit facility	100,000	—
Senior unsecured notes	300,000	300,000
Total liabilities	933,992	868,209
Commitments and contingencies
Equity:
DreamWorks Animation SKG, Inc. Stockholders' Equity:
Class A common stock, par value $0.01 per share, 350,000,000 shares authorized, 104,334,982 and 104,155,993 shares issued, as of June 30, 2014 and December 31, 2013, respectively	1,043	1,042
Class B common stock, par value $0.01 per share, 150,000,000 shares authorized, 7,838,731 shares issued and outstanding, as of June 30, 2014 and December 31, 2013	78	78
Additional paid-in capital	1,116,412	1,100,101
Accumulated other comprehensive income (loss)	95	(600)
Retained earnings	1,014,075	1,072,398
Less: Class A Treasury common stock, at cost, 27,503,479 and 27,439,119 shares, as of June 30, 2014 and December 31, 2013, respectively	(770,037)	(768,224)
Total DreamWorks Animation SKG, Inc. stockholders' equity	1,361,666	1,404,795
Non-controlling interests	1,060	1,224
Total equity	1,362,726	1,406,019
Total liabilities and equity	$2,296,718	$2,274,228

DREAMWORKS ANIMATION SKG, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
	(in thousands, except per share amounts)
Revenues	$122,277	$213,436	$269,518	$348,084
Costs of revenues	87,532	133,276	248,221	218,797
Gross profit	34,745	80,160	21,297	129,287
Product development	611	1,069	1,151	2,032
Selling, general and administrative expenses	54,595	49,711	101,774	92,500
Change in fair value of contingent consideration	(7,220)	—	(4,720)	—
Other operating income	(2,317)	(2,859)	(3,989)	(2,859)
Operating (loss) income	(10,924)	32,239	(72,919)	37,614

Non-operating income (expense):
Interest (expense) income, net	(2,484)	777	(4,257)	1,640
Other income, net	1,853	1,050	3,071	2,042
Decrease (increase) in income tax benefit payable to former stockholder	1,695	(371)	2,622	(1,069)
(Loss) income before loss from equity method investees and income taxes	(9,860)	33,695	(71,483)	40,227

Loss from equity method investees	3,467	1,329	6,727	1,329
(Loss) income before income taxes	(13,327)	32,366	(78,210)	38,898
Provision (benefit) for income taxes	2,601	10,118	(19,866)	10,536
Net (loss) income	(15,928)	22,248	(58,344)	28,362
Less: Net (loss) income attributable to non-controlling interests	(541)	(5)	(21)	532
Net (loss) income attributable to DreamWorks Animation SKG, Inc.	$(15,387)	$22,253	$(58,323)	$27,830

Net (loss) income per share of common stock attributable to DreamWorks Animation SKG, Inc.
Basic net (loss) income per share	$(0.18)	$0.27	$(0.69)	$0.33
Diluted net (loss) income per share	$(0.18)	$0.26	$(0.69)	$0.33
Shares used in computing net (loss) income per share
Basic	84,554	83,524	84,520	84,094
Diluted	84,554	84,533	84,520	84,898

DREAMWORKS ANIMATION SKG, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended
	June 30,
	2014	2013
	(in thousands)
Operating activities
Net (loss) income	$(58,344)	$28,362
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Amortization and write-off of film and other inventory costs(1)	206,493	178,023
Amortization of intangible assets	6,436	4,408
Stock-based compensation expense	8,421	9,837
Amortization of deferred financing costs	550	—
Depreciation and amortization	2,249	2,351
Change in fair value of contingent consideration	(4,720)	—
Revenue earned against deferred revenue and other advances	(32,584)	(39,061)
Income related to investment contributions	(3,989)	(10,700)
Loss from equity method investees	6,727	1,329
Deferred taxes, net	(26,590)	9,576
Changes in operating assets and liabilities, net of the effects of acquisitions:
Trade accounts receivable	(15,691)	7,208
Receivables from distributors	70,315	(18,933)
Film and other inventory costs	(236,376)	(210,984)
Intangible assets	—	1,015
Prepaid expenses and other assets	(14,312)	(8,537)
Accounts payable and accrued liabilities	(38,113)	3,694
Payable to former stockholder	(615)	(14,929)
Income taxes payable/receivable, net	7,353	2,212
Deferred revenue and other advances	56,355	74,825
Net cash (used in) provided by operating activities	(66,435)	19,696
Investing activities
Investments in unconsolidated entities	(13,365)	(14,720)
Purchases of property, plant and equipment	(17,653)	(14,858)
Acquisitions of character and distribution rights	(51,000)	—
Acquisitions, net of cash acquired	(12,605)	(30,093)
Net cash used in investing activities	(94,623)	(59,671)
Financing activities
Proceeds from stock option exercises	261	—
Purchase of treasury stock	(1,956)	(25,854)
Borrowings from revolving credit facility	110,000	45,000
Repayments of borrowings from revolving credit facility	(10,000)	(10,000)
Net cash provided by financing activities	98,305	9,146
Effect of exchange rate changes on cash and cash equivalents	(518)	428
Decrease in cash and cash equivalents	(63,271)	(30,401)
Cash and cash equivalents at beginning of period	95,467	59,246
Cash and cash equivalents at end of period	$32,196	$28,845
Non-cash investing activities:
Contingent consideration portion of business acquisition purchase price	$—	$95,000
Intellectual property and technology licenses granted in exchange for equity interest	3,395	10,129
Services provided in exchange for equity interest	600	571
Total non-cash investing activities	$3,995	$105,700
Supplemental disclosure of cash flow information:
Cash refunded during the period for income taxes, net	$608	$1,529
Cash paid during the period for interest, net of amounts capitalized	$5,273	$690
(1) Included within this amount is depreciation and amortization, interest expense and stock-based compensation previously capitalized to "Film and other inventory costs." During the six months ended June 30, 2014 and 2013, these amounts totaled $14,066 and $17,378, respectively.

Non-GAAP Financial Measures

In connection with our issuance of the 6.875% senior notes due 2020 (the “Notes”) on August 14, 2013, we began to use Adjusted EBITDA to provide investors with a measure of our ability to make our interest payments on the Notes. We define Adjusted EBITDA as net income before provision for income taxes, loss from equity method investees, increase/decrease in income tax benefit payable to former stockholder, other income, net, interest income, net, other non-cash operating income, depreciation and amortization, stock-based compensation expense, impairments and other charges and certain components of amortization of film and other inventory costs (refer to the reconciliation below). Although the indenture governing the Notes does not include covenants based on Adjusted EBITDA, we believe our investors and noteholders use Adjusted EBITDA as one indicator of our ability to comply with our debt covenants as it is similar to the consolidated cash flow measure described in the indenture (refer to our Current Report on Form 8-K filed on August 14, 2013). Although consolidated cash flow is not a financial covenant under the indenture, it is a measure that is used to determine our ability to make certain restricted payments and incur additional indebtedness in accordance with the terms of the indenture.

Adjusted EBITDA is not prepared in accordance with U.S. GAAP. We believe the use of this non-GAAP measure on a consolidated basis assists investors in comparing our ongoing operating performance between periods. Adjusted EBITDA provides a supplemental presentation of our operating performance and generally includes adjustments for unusual or non-operational activities. We may not determine Adjusted EBITDA in a manner consistent with the methodologies used by other companies. Adjusted EBITDA (a) does not represent our operating income or cash flows from operating activities as defined by U.S. GAAP; (b) does not include all of the adjustments used to compute consolidated cash flow for purposes of the covenants applicable to the Notes; (c) is not necessarily indicative of cash available to fund our cash flow needs; and (d) should not be considered as an alternative to net income, operating income, cash provided by operating activities or our other financial information as determined under U.S. GAAP. Our presentation of Adjusted EBITDA should not be construed as an implication that our future results will be unaffected by unusual or nonrecurring items. We believe that net income is the most directly comparable U.S. GAAP measure to Adjusted EBITDA. Accordingly, the following table presents a reconciliation of net income (or loss) to Adjusted EBITDA (in thousands):

DREAMWORKS ANIMATION SKG, INC.
ADJUSTED EBITDA RECONCILIATIONS
(Unaudited)

	Three Months Ended	Six Months Ended
	June 30, 2014	June 30, 2014
	(in thousands)
Reconciliation of Net Loss to Adjusted EBITDA:
Net loss	$(15,928)	$(58,344)
Provision (benefit) for income taxes	2,601	(19,866)
Loss from equity method investees	3,467	6,727
Decrease in income tax benefit payable to former stockholder	(1,695)	(2,622)
Other income, net	(1,853)	(3,071)
Interest expense, net	2,484	4,257
Operating loss	(10,924)	(72,919)
Income related to investment contributions	(2,317)	(3,989)
Amounts included in amortization of film and other inventory costs(1)	5,245	14,066
Film impairment	—	57,074
Depreciation and amortization(2)	4,450	8,685
Stock-based compensation expense	3,112	8,421
Adjusted EBITDA	$(434)	$11,338

Reconciliation of Adjusted EBITDA to Cash Used in Operating Activities:
Adjusted EBITDA	$(434)	$11,338
Amortization and write-off of film and other inventory costs(3)	55,836	135,353
Revenue earned against deferred revenue and other advances	(16,396)	(32,584)
Change in fair value of contingent consideration	(7,220)	(4,720)
Other income, net	1,853	3,071
Interest expense, net	(2,484)	(4,257)
Net refund from income taxes and stockholder payable	1,101	2,599
Changes in certain operating asset and liability accounts	(86,204)	(177,235)
Cash used in operating activities	$(53,948)	$(66,435)

(1) Amortization of film and other inventory costs in any period includes depreciation and amortization, interest expense and stock-based compensation expense that were capitalized as part of film and other inventory costs in the period that those charges were incurred. For purposes of Adjusted EBITDA, we add back the portion of amortization of film and other inventory costs that represents amounts previously capitalized as depreciation and amortization, interest expense and stock-based compensation expense.
(2) Includes those amounts pertaining to the amortization of intangible assets that are classified within costs of revenues.
(3) Represents the remaining portion of amortization and write-off of film and other inventory costs not already included in Adjusted EBITDA (refer to reconciliation of net loss to Adjusted EBITDA).